UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	March 13, 2008

NATIONAL PATENT DEVELOPMENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50587	13-4005439
(Commission File Number)	(IRS Employer Identification No.)

10 East 40th Street, Suite 3110, New York, NY	10016
(Address of Principal Executive Offices)	(Zip Code)

(646) 742−1600
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 8.01           Other Events.

On March 13, 2008, National Patent Development Corporation (the “Company”) announced that management anticipates that the date for the Company’s 2008 Annual Meeting of Stockholders will be June 10, 2008 and that on or about April 29, 2008, proxy statements, Annual Reports to Stockholders, voting materials and meeting information will be delivered to stockholders of record as of April 14, 2008.

Proposals of stockholders which are eligible under SEC rules to be included in the Company’s 2007 proxy materials must be in writing and must be received by the Corporate Secretary of the Company no later than the close of business on April 14, 2008, which the Company has determined to be a reasonable time before it begins to print and mail its proxy materials.  Stockholders must notify the Corporate Secretary of the Company in writing of any other business to be properly brought before the Annual Meeting of Stockholders, including the nomination of directors, on or before March 24, 2008, in accordance with the bylaws of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PATENT DEVELOPMENT CORPORATION

Date: March 13, 2008	By:	/s/ JOHN C. BELKNAP
Name: John C. Belknap
Title: Vice President